UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 24, 2015, Cardax, Inc., a Delaware corporation (the “Company”), amended the previously announced merger agreement dated as of August 28, 2014 (the “Merger Agreement”) by and among the Company and Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”), pursuant to which Holdings shall merge with and into the Company (the “Merger”), with the Company surviving the Merger. The closing of the Merger will occur on or promptly after the date that the conditions to the closing specified in the Merger Agreement are satisfied or waived by the applicable party, including the approval of the stockholders of Holdings. The amendment provides that the merger consideration for the Merger shall not include preferred stock issued by the Company.

There will not be any cash consideration exchanged in the Merger. At the effective time of the Merger (the “Effective Time”):

●	Each holder of the capital stock of Holdings (the “Holdings Capital Stock”) will receive the number of shares of common stock, par value $0.001 per share, of the Company (the “Cardax Common Stock”) that are equal to the number of shares of Cardax Common Stock that the holder owned indirectly by virtue of his, her, or its ownership of Holdings Capital Stock prior to the closing of the Merger, which will equal the total number of shares of Cardax Common Stock held by Holdings immediately prior to the Effective Time less the number of shares of Cardax Common Stock subject to Holdings Warrants – as described in the next paragraph.

●	The Company shall grant to each holder of any warrant, option, or similar right issued or granted by Holdings (a “Holdings Warrant”) to purchase shares of Holdings Capital Stock a warrant providing the holder thereof the right to purchase the number of shares of Cardax Common Stock that such holder would have been entitled to had the holder exercised the Holdings Warrant immediately prior to the closing of the Merger, on terms substantially similar to such Holdings Warrant.

●	The shares of Cardax Common Stock held by Holdings at the Effective Time shall be cancelled.

Accordingly, after the Merger, there will not be any change to our fully diluted capitalization due to the Merger.

The Company has been informed by Holdings that it intends to hold a Special Meeting of the stockholders of Holdings to consider and approve the Merger Agreement on December 29, 2015.

The foregoing summary of the Merger Agreement, as amended, does not purport to be complete, and is qualified in its entirety by the Amended and Restated Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 24, 2015, by and between Cardax Pharmaceuticals, Inc. and Cardax, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2015

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer